Contacts:
For Media:	For Investor Relations:
Ronda Grech ValueClick, Inc. 1.818.575.4511 rgrech@valueclick.com	Gary J. Fuges, CFA ValueClick, Inc. 1.818.575.4677

VALUECLICK ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

WESTLAKE VILLAGE, Calif. – June 7, 2006 – ValueClick, Inc. (Nasdaq: VCLK), one of the world’s largest integrated online marketing companies, today announced the immediate appointment of Tom A. Vadnais as president of ValueClick (U.S.) and the resignation of Jeffrey A. Pullen, chief operating officer (U.S.), effective June 30, 2006. Reporting to Jim Zarley, chairman and chief executive officer of ValueClick, Mr. Vadnais will assume additional corporate-level responsibilities in addition to his current roles as the general manager of the Company’s Affiliate Marketing and Technology segments and a member of the Company’s board of directors. The responsibilities of the chief operating officer (U.S.) will be assumed by Mr. Zarley with support from Mr. Vadnais.

“Tom has made tremendous contributions to ValueClick’s vision and is responsible for the integration and growth of our Affiliate Marketing and Technology segments,” said Zarley. “The two of us have worked together for the past five years on the board of directors and as business associates. I have the utmost confidence in Tom’s leadership abilities and the direction that we will take the Company. His business acumen, executive-level leadership and knowledge of online marketing services are valuable assets to ValueClick.”

Zarley continues, “We thank Jeff for his service. He has done a great job and has been a great asset to the Company. We value the leadership role he played in the development of our Affiliate Marketing segment, recent acquisitions of Fastclick and Webclients and their successful integration with our ValueClick Media segment. He will certainly be missed. We wish him continued success in his future endeavors and career objectives.”

Tom Vadnais joined ValueClick in 2001 through the Company’s acquisition of Mediaplex, where he was president and chief executive officer. His 35 years of experience includes positions as president, chief executive officer and a member of the board of directors of Data Processing Resources Corporation (DPRC) prior to the acquisition of DPRC by Compuware, president and chief executive officer of Tascor, Inc., a member of Norrell’s board of directors, and various management roles, such as vice president of operations, at IBM during his 23-year tenure. Mr. Vadnais holds a bachelor’s degree from the University of California, Los Angeles and a master’s degree in business administration from Golden Gate University. Additionally, he is a graduate of the Harvard Business School’s Advanced Management Program.

About ValueClick, Inc.
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and significant revenue for publishers. Through its individual brands, ValueClick’s performance-based solutions allow advertisers and publishers to reach their potential through all online marketing channels, including display advertising, affiliate marketing, lead generation, search, email, and comparison shopping. ValueClick brands include Commission Junction, HiSpeed Media, Mediaplex, PriceRunner, ValueClick Media, and Webclients. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick and Webclients acquisitions, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including: its Annual Report on Form 10-K filed on March 31, 2006 and amendment to its Annual Report on Form 10-K/A filed on April 21, 2006; its current report on Form 8-K filed on February 27, 2006; recent quarterly reports on Form 10-Q and Form 10-Q/A; other current reports on Form 8-K; its amended registration statement on Form S-4 filed on September 27, 2005; and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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